EXHIBIT 99.1

Simmons First to Present at 2013 Gulf South Bank Conference

PINE BLUFF, Ark., May 7, 2013 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) today announced that J. Thomas May, Chairman and Chief Executive Officer and George A. Makris, Jr., CEO Elect, are scheduled to present at the 2013 Gulf South Bank Conference to be held May 13 – May 15, 2013 in New Orleans, Louisiana.

Simmons First is scheduled to present on Wednesday, May 15 at 8:00 a.m. Central Time, to be followed by a question and answer session. The presentation slides and audio webcast will be available through Simmons First's web site at www.simmonsfirst.com and will be archived and available for replay for approximately 90 days.

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 96 offices, of which 92 are financial centers, in 55 communities in Arkansas, Missouri and Kansas.

CONTACT: DAVID W. GARNER
         Senior Vice President and Investor Relations Officer
         Simmons First National Corporation
         (870) 541-1000